Morgan Stanley Special Value Fund
                          Item 77(O) 10F-3 Transactions
                        August 1, 2003 - January 31, 2004



 Security   Purcha   Size    Offeri   Total   Amount   % of    % of
Purchased     se/     of       ng    Amount     of    Offeri   Fund   Brokers
             Trade  Offeri   Price     of     Shares    ng      s
             Date     ng       of   Offering  Purcha  Purcha   Tota
                             Shares             sed     sed     l
                                                By      By     Asse
                                               Fund    Fund     ts
                                                                       Credit
 Overnite                                                              Suisse
Corporatio  10/30/  25,000   $19.00 $475,000  23,800  0.095%   0.05    First
    n         03     ,000             ,000                      4%    Boston,
                                                                       Morgan
                                                                      Stanley,
                                                                     Citigroup,
                                                                      Banc of
                                                                      America
                                                                     Securities
                                                                      LLC, JP
                                                                     Morgan and
                                                                      Merrill
                                                                     Lynch & Co